                                                                 EXHIBIT 99(a)

                        INTERNET MULTIMEDIA CORPORATION


                                 PRESS RELEASE


WEDNESDAY, JULY 5, 2000                                               OTCBB:IIMC

--------------------------------------------------------------------------------


                 RENO J. CALABRIGO APPOINTED PRESIDENT AND CEO

Toronto, Canada - Internet Multimedia Corporation (IIMC) announced today that Reno J. Calabrigo, MBA has joined the Board of Directors and will immediately assume the offices of President and CEO. Further, Michael Waldkirch has resigned as Director and President of IIMC but will continue to assist Mr. Calabrigo at Board level.

Mr. Calabrigo stated that the corporate offices of the Company would immediately be relocated to Toronto, Canada where initial focus on management would be providing funding for the Company and review the current status of SMC Soundmusic.com Corporation. Additionally, other acquisitions for IIMC have been targeted and will be made available if and when they are completed.


For further information contact:


Reno J. Calabrigo, MBA
StarQuest Capital Corporation
170 The DonWay West, Suite 305
Toronto, Ontario M3C 2G3
Tel: 416-441-3083
Fax: 416-441-2995
Email: starquest@on.aibn.com